Exhibit 5.1

Law Offices
One Logan Square, Ste. 2000
Philadelphia, PA
19103-6996
 (215) 988-2700 phone
 (215) 988-2757 fax
www.drinkerbiddle.com
CALIFORNIA
DELAWARE
ILLINOIS
NEW JERSEY
NEW YORK
PENNSYLVANIA
WASHINGTON D.C.
WISCONSIN

February 12, 2016

Aeolus Pharmaceuticals, Inc.
26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691

Ladies and Gentlemen:

We have acted as counsel to Aeolus Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-209119) (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed registration by the Company of 15,629,676 shares of issued and outstanding common stock of the Company, par value $0.01 per share (the "Issued and Outstanding Common Stock"), and up to 57,802,795 shares of common stock of the Company, par value $0.01 per share that may be issuable (the "Issuable Common Shares") upon the exercise of warrants (the "Warrants") or the conversion of Series C Convertible Preferred Stock (the "Series C Stock") that, in each case, were issued in December of 2015.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificate of incorporation of the Company as amended through the date of the filing of the Certificate of Designation of Preferences, Rights and Limitations of Series C Stock (collectively, the "Certificate of Incorporation"), (ii) the Bylaws of the Company, (iii) the Warrants and (iv) the Registration Statement.  We have assumed, with your consent, that the Company will take all corporate action to authorize, by board and stockholder action, and to file the Charter Amendment (defined below) prior to the date (a) the Warrants are first exercisable and (b) the Series C Stock is first convertible, so that all Issuable Common Shares shall be issuable in accordance with the Warrants, the Series C Stock and the Certificate of Incorporation, as amended by the Charter Amendment.  For all purposes hereunder, "Charter Amendment" means an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock available for issuance by the Company or to effect a reverse common stock split without altering the number of shares of common stock previously authorized.

For purposes of this opinion, we have assumed the authenticity of documents submitted to us as originals, the conformity to authentic originals of documents submitted to us as copies and the accuracy and completeness of all corporate records and other documents made available to us by the Company. We have also assumed the legal capacity of all natural persons and the genuineness of signatures. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Law Offices
One Logan Square, Ste. 2000
Philadelphia, PA
19103-6996
 (215) 988-2700 phone
 (215) 988-2757 fax
www.drinkerbiddle.com
CALIFORNIA
DELAWARE
ILLINOIS
NEW JERSEY
NEW YORK
PENNSYLVANIA
WASHINGTON D.C.
WISCONSIN

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Registration Statement becomes effective under the Act, (ii) the Charter Amendment becomes effective and is filed with the Secretary of State of the State of Delaware, and (iii) as applicable, the Warrants are exercised in accordance with their terms and the exercise price is paid or withheld in accordance with the terms thereof, or the Series C Stock is converted in accordance with the terms thereof, then the Issuable Common Shares will be validly issued, fully paid and nonassessable.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that the shares of Issued and Outstanding Common Stock have been validly issued and are fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

Law Offices
One Logan Square, Ste. 2000
Philadelphia, PA
19103-6996
 (215) 988-2700 phone
 (215) 988-2757 fax
www.drinkerbiddle.com
CALIFORNIA
DELAWARE
ILLINOIS
NEW JERSEY
NEW YORK
PENNSYLVANIA
WASHINGTON D.C.
WISCONSIN

This opinion is furnished to you in connection with the filing of the Registration Statement. It is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ Drinker Biddle & Reath LLP